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                                                                      EXHIBIT 21



                  Subsidiaries of Racing Champions Corporation


         As of December 31, 1997, the subsidiaries of Racing Champions Corporation were as follows:

Name                                            Jurisdiction of Incorporation
----                                            -----------------------------

Racing Champions, Inc.                          Illinois
Racing Champions Limited                        Hong Kong
WSG Acquisition, Inc.                           North Carolina